UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]	Definitive Information Statement

CONVENIENCE TV INC.
(Name of Registrant as Specified in Charter)

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[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

CONVENIENCE TV INC.
248 Main Street
Venice, CA 90291

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Convenience TV Inc., a Nevada corporation, to the holders of record at the close of business on the record date, June 17, 2011 of our corporation's outstanding common stock, $0.00001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 shares to 600,000,000 shares, par value of $0.00001 per share (the “Amendment”).

Our Board of Directors unanimously approved the Amendment to our Articles of Incorporation on June 6, 2011.

Subsequent to our Board of Directors' approval of the Amendment, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendment to our Articles of Incorporation on June 6, 2011. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on June 17, 2011 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 55,870,000 shares of our common stock issued and outstanding on June 6, 2011. We anticipate that this Information Statement will be mailed on or about June 28, 2011 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2010, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment to our authorized capital, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of June 6, 2011, we had a total of 55,870,000 shares of common stock ($0.00001 par value per share) issued and outstanding.

The following table sets forth, as of June 6, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Global Fusion Media Inc. (2) 2099 Lansdowne Rd. Victoria, BC V8P 1B4	18,000,000	32.22
Jatco Holdings Inc. 500 – 645 Fort St. Victoria, BC V8W 4G2	1,752,629(3)	3.14%
Norman Knowles #8 – 10171 No. 1 Road Richmond, BC V7E 1S1	3,200,158(4)	5.73%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Rhythm Records Inc. 2099 Lansdowne Rd. Victoria, BC V8P 1B4	4,566,124	8.17%
Directors and Executive Officers as a Group	22,952,787	41.08%

(1)

Based on 55,870,000 shares of common stock issued and outstanding as of June 6, 2011. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Greg Trevor and Norman Knowles, our directors and officers, are also directors and officers of Global Fusion and are the beneficial owners and have voting control over 18,000,000 shares of our common stock.

(3)	Greg Trevor, our Secretary and Chief Financial Officer indirectly holds 1,752,629 shares of our common stock registered in the name of Jatco Holdings Inc.

(4)

Norman Knowles, together with his wife Sandra Knowles, are the beneficial owners and have voting control of 3,200,158 shares of our common stock. Mrs. Knowles personally owns 1,000,000 shares and Mr. Knowles owns 2,200,158.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Articles of Incorporation (the "Articles") currently authorize the issuance of 100,000,000 shares of common stock, $0.00001 par value, and 100,000,000 of preferred stock. On June 6, 2011 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase the authorized shares of common stock to 600,000,000 shares for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The purpose of the Amendment is to ensure that shares of our common stock are available for issuance to investors who agree to provide us with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of our corporation and our stockholder to issue shares of common stock. As of the date of this Information Statement, the Company has not identified any potential investors and has not entered into any agreements relating to any potential investment in the Company or otherwise pursuant to which the Company will issue shares of common stock.

The Amendment will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendment to our Articles was obtained by written consent of eight (8) shareholders owning 30,342,183 shares of our common stock, which represented 54.31% on June 6, 2011. The increase in our authorized capital will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment to our Articles of Incorporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Convenience TV Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

June 24, 2011

CONVENIENCE TV INC.

By: /s/ Norman Knowles
Norman Knowles
President and Director

SCHEDULE A

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CONVENIENCE TV INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The Capital Stock shall consist of 600,000,000 shares of common stock, $0.00001 par value, all of which stock shall be entitled to voting power and 100,000,000 shares of preferred stock, $0.00001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
________________________________________________________
4. Effective date of filing: (optional) ________________________________________________________
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-08